                                                                       EXHIBIT 3
                             STOCKHOLDER AGREEMENT


     STOCKHOLDER AGREEMENT, dated as of September 29, 1999 (this "Agreement"), by the stockholders listed on the signature page(s) hereto (collectively, "Stockholders" and each individually, a "Stockholder") to and for the benefit of CMGI, Inc., a Delaware corporation ("Acquiror"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

     WHEREAS, as of the date hereof, the Stockholders collectively own of record and beneficially shares of capital stock of Flycast Communications Corporation, a Delaware corporation (the "Company"), as set forth on Schedule I hereto (such shares or any other voting or equity of securities of the Company, hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares");

     WHEREAS, concurrently with the execution of this Agreement, Acquiror and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, a subsidiary of Buyer will be merged with and into the Company, and the Company will be the surviving corporation (the "Merger"); and

     WHEREAS, as a condition to the willingness of the Company and Acquiror to enter into the Merger Agreement, Acquiror has requested that the Stockholders agree, and in order to induce Acquiror to enter into the Merger Agreement, the Stockholders are willing to agree to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

     Section 1.  Voting of Shares. Each Stockholder covenants and agrees that
                 ----------------
until the termination of this Agreement in accordance with the terms hereof, at the Company Meeting or any other meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, such Stockholder will vote, or cause to be voted, all of his, her or its respective Shares (a) in favor of adoption of the Merger Agreement and approval of the Merger contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to the Stockholders, and (b) against any other Alternative Transaction. In addition, such Stockholder agrees that it will, upon request by Acquiror, furnish written confirmation, in form and substance reasonably acceptable to Acquiror, of such

Stockholder's vote in favor of the Merger Agreement and the Merger. Each Stockholder covenants and agrees to deliver to Acquiror upon request prior to any vote contemplated by the first sentence of this Section 1, a proxy substantially in the form attached hereto as Annex A (a "Proxy"), which Proxy
                                             --------
shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law, and Acquiror agrees to vote the Shares subject to such Proxy in favor of the approval and adoption of the Merger Agreement and the Merger. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement. Each Stockholder acknowledges and agrees that this proxy, if and when given, shall be coupled with an interest, shall constitute, among other things, an inducement for Acquiror to enter into the Merger Agreement, shall be irrevocable and shall not be terminated by operation of law or otherwise upon the occurrence of any event and that no subsequent proxies with respect to such Shares shall be given (and if given shall not be effective); provided however that any such proxy shall terminate automatically and without further action on behalf of the Stockholders upon the termination of this Agreement. In the event that a Stockholder does not provide the Proxy upon request of Acquiror, such Stockholder hereby grants Buyer a power of attorney to execute and deliver such Proxy for and behalf of such Stockholder, which power of attorney is coupled with an interest and shall survive any death, disability, bankruptcy or any other such impediment of such Stockholder. Upon the execution of this Agreement by each Stockholder, such Stockholder hereby revokes any and all prior proxies or powers of attorney given by such Stockholder with respect to the Shares.

     Section 2.  Transfer of Shares. Each Stockholder covenants and agrees that
                 ------------------
such Stockholder will not directly or indirectly, (a) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares; provided, however, that a Stockholder may transfer Shares to an entity controlled by the Stockholder on the condition that such transferee enter into this agreement and agree unconditionally to bound by the terms hereof.

     Section 3.  Representations and Warranties of the Stockholders. Each
                 --------------------------------------------------
Stockholder on its own behalf hereby severally represents and warrants to Acquiror with respect to itself and its or her ownership of the Shares as follows:

     (a)  Ownership of Shares. On the date hereof, the Shares are owned
          -------------------
beneficially by Stockholder or its nominee. Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

     (b)  Power, Binding Agreement. Stockholder has the legal capacity, power
          ------------------------
and authority to enter into and perform all of its obligations, under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any material agreement to which Stockholder is a party, including, without limitation, any voting agreement, stockholders' agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (c)  No Conflicts. The execution and delivery of this Agreement do not, and
          ------------
the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or any of its properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not materially impair the ability of Stockholder to perform its obligations hereunder.

     Section 4.  No Solicitation. Prior to the termination of this Agreement in
                 ---------------
accordance with its terms, each Stockholder agrees, in its individual capacity as a stockholder of the Company that (i) it will not, nor will it authorize or permit any of its employees, agents and representatives to, directly or indirectly, (a) initiate, solicit or encourage any inquiries or the making of any Acquisition Proposal (as defined in the Merger Agreement), (b) enter into any agreement with respect to any Acquisition Proposal, or (c) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, and (ii) it will notify Acquiror as soon as possible if any such inquiries or proposals are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, it or any of its affiliates in its individual capacity; provided, that, notwithstanding the foregoing, each Stockholder shall not be prohibited from taking any such actions to the extent that the Company or its Board of Directors is permitted to take such actions under the Merger Agreement.

     Section 5.  Termination. This Agreement shall terminate upon the earliest
                 -----------
to occur of (i) the Effective Time (as such term is defined in the Merger Agreement) or (ii) any termination of the Merger Agreement in accordance with the terms thereof; provided that no such termination shall relieve any party of
                   --------
liability for a willful
breach hereof prior to termination.

     Section 6.  Specific Performance. The parties hereto agree that irreparable
                 --------------------
damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     Section 7.  Fiduciary Duties. Each Stockholder is signing this Agreement
                 ----------------
solely in such Stockholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

     Section 8.  Miscellaneous.
                 -------------

     (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

     (b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

     (d) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


                          [Signature Page to follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement w be signed individually or by its respective duly authorized officer as of the date first written above.

                                   CMGI, Inc.



                                   By:    /s/ Andrew J. Hajducky III
                                          -------------------------------------

                                   Name:  Andrew J. Hajducky III
                                          -------------------------------------
                                   Title: Executive Vice President, Chief
                                          -------------------------------------
                                          Financial Officer and Treasurer
                                          -------------------------------------



                                   STOCKHOLDER:



                                   By:    /s/ Ted R. Dintersmith
                                          -------------------------------------

                                   Name:  Entities affiliated with Charles
                                          -------------------------------------
                                          River Ventures
                                          -------------------------------------
                                   Title: General Partner, Charles River
                                          -------------------------------------
                                          Partnership VIII, A Limited
                                          -------------------------------------
                                          Partnership
                                          -------------------------------------

                                   By:    /s/ James R. Simons
                                          -------------------------------------

                                   Name:  St. Paul Venture Capital Affiliates
                                          -------------------------------------
                                          Fund I, LLC
                                          -------------------------------------
                                   Title: Executive Vice President, St. Paul
                                          -------------------------------------
                                          Venture Capital, Inc., its Manager
                                          -------------------------------------

                                   By:    /s/ James R. Simons
                                          -------------------------------------
                                   Name:  St. Paul Venture Capital IV, LLC
                                          -------------------------------------
                                   Title: General Partner
                                          -------------------------------------

                                   By:    /s/ Robert H. Buescher
                                          -------------------------------------

                                   Name:  Entities affiliated with Bessemer
                                          -------------------------------------
                                          Venture Partners
                                          -------------------------------------
                                   Title: Manager, Deer IV & Co. LLC, its
                                          -------------------------------------
                                          General Partner
                                          -------------------------------------


                                   By:    /s/ Michael D. Solomon
                                          -------------------------------------

                                   Name:  Michael D. Solomon
                                          -------------------------------------
                                   Title: Director
                                          -------------------------------------


                                   By:    /s/ George R. Garrick
                                          -------------------------------------

                                   Name:  George R. Garrick
                                          -------------------------------------
                                   Title: Chief Executive Officer and President
                                          -------------------------------------



                                   By:    /s/ Richard L. Thompson
                                          -------------------------------------

                                   Name:  Richard L. Thompson
                                          -------------------------------------
                                   Title: Vice President, Client Services
                                          -------------------------------------

                                                                      Schedule I
                                                                      ----------

-----------------------------------------------------------------------------------------------
                    Stockholder                                         No. of Shares
-----------------------------------------------------------------------------------------------
Entities affiliated with Charles River Ventures:                        2,093,837
     Charles River Partnership VIII, A Limited Partnership,
     Charles River VIII-A, LLC
     (Ted R. Dintersmith, General Partner of Charles River
     Partnership VIII, A Limited Partnership)
-----------------------------------------------------------------------------------------------
Entities affiliated with St. Paul Venture Capital:                      1,256,302
     St. Paul Venture Capital Affiliates Fund I, LLC
     (St. Paul Venture Capital, Inc., Manager, James R. Simons,
     Executive Vice President)
     St. Paul Venture Capital IV, LLC
     (James R. Simons, General Partner)
-----------------------------------------------------------------------------------------------
Entities affiliated with Bessemer Venture Partners:                     2,130,968
     Bessec Ventures IV, L.P.
     Bessemer Venture Investors, L.P.
     Bessemer Venture Partners IV L.P.
     BVP IV Special Situations, L.P.
     Various other individuals or entities, including David J.
     Cowan, that are either managers or former members of Deer
     IV & Co. LLC or employees of Deer II & Co. LLC or
     individuals or entities associated with Bessemer Securities
     Corporation
     (Deer IV & Co. LLC, General Partner, Robert H. Buescher, Manager)
-----------------------------------------------------------------------------------------------
Michael D. Solomon                                                        140,000
-----------------------------------------------------------------------------------------------
George R. Garrick                                                         720,000
-----------------------------------------------------------------------------------------------
Richard L. Thompson                                                     1,030,000
-----------------------------------------------------------------------------------------------

                               IRREVOCABLE PROXY


     The undersigned stockholder of Flycast Communications Corporation, a Delaware corporation ("Company"), hereby irrevocably (to the fullest extent permitted by the Delaware General Corporation Law) appoints the members of the Board of Directors of CMGI, Inc., a Delaware corporation ("Buyer"), and each of them, or any other designee of Buyer, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Irrevocable Proxy is irrevocable (to the extent provided in the Delaware General Corporation Law), is coupled with an interest, including, but not limited to, that certain Company Affiliate Agreement dated as of even date herewith by and among Buyer, and the undersigned, and is granted in consideration of Buyer entering into that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and among Buyer and Freemont Corporation, a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Sub"), and Company which Merger Agreement provides for the merger of Merger Sub with and into Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

     The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting:

     in favor of approval and adoption of the Merger Agreement and of the transaction contemplated thereby.

     The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.


                                   Signature

                                   /s/ Ted R. Dintersmith
                                   --------------------------------------

                                   Print Name:

                                   Entities affiliated with Charles River
                                   --------------------------------------
                                   Ventures
                                   --------

                                   Shares beneficially owned:

                                   2,093,837 shares of Company Common Stock
                                   ---------



                                   Signature

                                   /s/ James R. Simons
                                   --------------------------------------

                                   Print Name:

                                   Entities affiliated with St. Paul
                                   --------------------------------------
                                   Venture Capital
                                   ---------------

                                   Shares beneficially owned:

                                   1,256,302 shares of Company Common Stock
                                   ---------

                                   Signature

                                   /s/ Robert H. Buescher
                                   --------------------------------------

                                   Print Name:

                                   Entities affiliated with Bessemer
                                   --------------------------------------
                                   Venture Partners
                                   ----------------

                                   Shares beneficially owned:

                                   2,130,968 shares of Company Common Stock
                                   ---------



                                   Signature

                                   /s/ Michael D. Solomon
                                   --------------------------------------

                                   Print Name:

                                   Michael D. Solomon
                                   --------------------------------------

                                   Shares beneficially owned:

                                   140,000 shares of Company Common Stock
                                   -------



                                   Signature

                                   /s/ George R. Garrick
                                   --------------------------------------

                                   Print Name:

                                   George R. Garrick
                                   --------------------------------------

                                   Shares beneficially owned:

                                   720,000 shares of Company Common Stock
                                   -------

                                   Signature

                                   /s/ Richard L. Thompson
                                   --------------------------------------

                                   Print Name:

                                   Richard L. Thompson
                                   --------------------------------------

                                   Shares beneficially owned:

                                   1,030,000 shares of Company Common Stock
                                   ---------